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                                 EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

  This employment agreement ("Agreement") is made and entered into this 22nd day of July, 1997 between LHS Group Inc. (hereinafter referred to as "Employer") and Bruce Leonard (hereinafter referred to as "Employee").

                                   WITNESSETH:

  In consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

  1.  EMPLOYMENT --  Employer agrees to employ Employee in the position of Chief
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Operating Officer. Employee accepts employment with Employer upon the terms and conditions set forth in this agreement. During the term of this Agreement, Employee agrees to be a full-time employee of Employer and devote his full and exclusive time, energy and skill to the business and affairs of his employment with Employer.

  2.  TERM OF EMPLOYMENT -- The initial term of this Agreement commences on the
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11th day of August, 1997, and shall continue until terminated as provided in this Paragraph 2.

     (a) Termination by Employer  After the first anniversary of this Agreement,
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the Agreement may be terminated by Employer at any time for any reason upon ninety (90) days written notice to Employee.

     (b) Termination by Employee  After the first anniversary of this
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Agreement, the Agreement may be terminated by Employee at any time for any reason upon ninety (90) days written notice to Employer. Employee agrees that Employer shall be entitled, at its sole discretion, to waive the referenced ninety-day notice and to accept and treat Employee's notice of termination as an immediate termination of the Agreement by Employee provided that if such waiver occurs, Employee shall be entitled to receive his base salary through the ninety-day notice period.

     (c) Disability of Employee -- Notwithstanding and without limiting the
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parties' respective rights under this Paragraph 2, this Agreement shall terminate automatically at the time the Employee shall have been disabled for a period of six (6) consecutive months. For purposes of this Paragraph 2(c), the term "disabled" shall mean the determination by Employer of Employee's inability, in the good faith opinion of Employer after securing objective professional medical advice, to perform all of his usual functions as Chief Operating Officer of the Employer, the reason for which is inability is a physical or mental infirmity of the Employee from which the Employee is not likely to recover in the then-foreseeable future to the point of being able to perform all of his usual functions as Chief Operating Officer of the Employer. The parties agree
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that the Employee may request at his expense a second medical opinion. In the event any dispute arises in connection with the determination of Employee's disability, the parties agree to have such dispute resolved through the dispute resolution provisions outlined in Paragraph 6(a).

  Employer agrees to continue to pay Employee's base salary during any period in which Employee has been certified by a medical professional to be disabled; provided, however, that in no event shall such payments continue beyond the date Employee is no longer disabled or six (6) consecutive months of disability, whichever is shorter.

     (d) Death of Employee -- This agreement shall terminate immediately upon
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the death of Employee.

     3.  COMPENSATION -- Employer agrees to pay Employee a base salary of
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$300,000 per year.

     (a) Employee shall be entitled to an annual incentive bonus of up to $200,000. The actual bonus may be lower depending on the performance of both the Employee and the Employer.

     (b) Employer shall also offer Employee the option to purchase 400,000 shares of LHS Group Inc. common stock at an exercise price equal to the closing price of the stock on the NASDAQ stock exchange on August 11, 1997 (date of hire). The options are to be issued and exercised in accordance with the terms and provisions of the LHS Group Inc. Stock Option Plan.

     4.  EMPLOYEE BENEFITS
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     (a) General -- Except as provided in this Agreement, Employee shall be
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entitled to participate in all employee welfare and benefit programs maintained by Employer to the same extent and under the same conditions as other employees of Employer, including medical, dental, and life insurance and 401(k) plan.

     (b) Vacation -- Employee shall be entitled to twenty (20) days of paid
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vacation each year. Vacation pay shall accrue on a prorated basis during the year. Any vacation which has been earned but not taken as of December 31 shall be forfeited unless Employee is specifically requested by Employer to delay taking the vacation for the benefit of Employer. In such cases, the vacation will be allowed to be carried over to no later than March 31 of the following year. If Employee's employment is terminated during the year, he shall be entitled to be paid any accrued but unused vacation pay for the year.
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     5.   RELOCATION
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     Employer agrees to pay up to a maximum of $50,000 in costs to relocate employee and his family to the Atlanta area. The payment of those costs and the types of costs to be paid for or reimbursed by Employer is detailed in the LHS Group Inc. relocation policy.

     6.  MISCELLANEOUS
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       (a) Year -- All references to the term "year" in this Agreement mean
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"calendar year" unless otherwise stated.

       (b) Notice -- The references to the notice periods of certain "days"
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contained in Paragraphs 2(a), 2(b) and 6(e) shall mean calendar days. Any notice provided for in this Agreement shall be delivered to Employee at the most recent address of Employee listed in Employer's then current employment records. Notice to Employer shall be delivered to the following address: 6 Concourse Parkway, Suite 2700, Atlanta, Georgia 30328.

       (c) Waiver -- The waiver by any party to this Agreement of a breach of
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any of the provisions contained herein shall not operate or be construed as a waiver of any subsequent breach.

       (d) Severability -- The invalidity or unenforceability of any particular
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provision of this Agreement shall not affect the other provisions of this
Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted ab initio.

       (e) Disputes and Governing Law -- Employer and Employee agree that any
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dispute arising in connection with, or relating to, this Agreement or the termination of this Agreement, to the maximum extent allowed by applicable law, shall be subject to resolution through informal methods and, failing such efforts, through arbitration. Either party may notify the other party of the existence of a dispute by written notice to the address indicated above in Paragraph 6(b). The parties shall thereafter attempt in good faith to resolve their differences within thirty 30) days after the receipt of such notice. If the dispute cannot be resolved within the 30-day period, either party may file a written demand for arbitration with the other party. The arbitration shall proceed in accordance with the terms of the Federal Arbitration Act and the rules and procedures of the American Arbitration Association. A single arbitrator shall be appointed through the American Arbitration Association's procedures to resolve the dispute.

     The parties agree that in the event arbitration is necessary, the laws of the State of Georgia and any applicable federal law shall apply. The place of the arbitration shall be Atlanta, Georgia.

     The award of the arbitrator shall be binding and conclusive upon the parties. Either party shall have the right to have the award made the judgement of a court of competent jurisdiction in the State of Georgia.
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       (f) Entire Agreement and Amendment -- This Agreement constitutes the
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entire understanding among the parties with respect to the employment of
Employee by Employer and shall supersede any prior agreements and understandings among the parties with respect to such subject matter, provided, however, that this Agreement shall not be deemed to supersede or affect any other agreement, arrangement, commitment or understanding by and between Employer and Employee not establishing or governing the employment relationship between them. This Agreement may not be modified or amended except in writing signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Employer:                                            Employee:

LHS GROUP INC.                                       BRUCE LEONARD

By: /s/ Hartmut Lademacher                           /s/ Bruce Leonard
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   Hartmut Lademacher, Chairman and CEO              Bruce Leonard